Exhibit 99.1
Samsara Announces Appointment of Alyssa Henry to Board of Directors
Accomplished Executive Brings Decades of Technology Leadership Experience
SAN FRANCISCO, August 7, 2024 — Samsara Inc. (“Samsara”) (NYSE: IOT), the pioneer of the Connected Operations™ Cloud, today announced the appointment of Alyssa Henry to its Board of Directors. Henry joins an accomplished group of board members including Marc Andreessen, Jonathan Chadwick, Sue Wagner, Sue Bostrom, Ann Livermore, Todd Bluedorn, and Samsara co-founders Sanjit Biswas and John Bicket.
Henry brings over 25 years of leadership experience in software engineering and development, with a proven track record of driving innovation, scaling operations, and achieving significant growth in the technology sector.
Henry served as Chief Executive Officer of Square at Block, Inc. (formerly Square, Inc.). Prior to Block, she served in various positions with Amazon.com, Inc. from 2006 to 2014, including as Vice President of Amazon Web Services Storage Services, and spent 12 years at Microsoft Corporation working on databases and data access technologies in a variety of engineering, program management, and product unit management roles. Henry currently serves on the Boards of Directors of Intel Corporation and Confluent, Inc. Previously, she served on the Board of Directors of Unity Software Inc.
“We’re excited to welcome Alyssa to our Board,” said Sanjit Biswas, CEO and co-founder of Samsara. “Her extensive experience as a product and technical leader at some of the world’s most influential technology companies will be invaluable as we continue to innovate and expand our offerings. Alyssa’s strategic insights and proven ability to drive growth will play an important role in shaping Samsara’s future.”
Henry’s appointment comes as Samsara’s innovation continues to drive significant multi-product adoption at scale. As of the end of the first quarter of the company’s fiscal year 2025, Samsara’s two vehicle-based applications, Video-Based Safety and Vehicle Telematics, each represented over $450 million in annual recurring revenue (ARR)1, and its largest non-vehicle-based application, Equipment Monitoring, which is used to locate and manage field assets, represented over $125 million in ARR. Each of these three leading product categories is experiencing rapid growth, exceeding 30% year-over-year growth in the first quarter of the company’s fiscal year 2025. The addition of Henry to the board further underscores Samsara’s commitment to customer-centric product innovation and operational excellence.
“I’m thrilled to join the Board of Directors at Samsara,” said Alyssa Henry. “The company’s relentless dedication to technological innovation and its forward-thinking vision are truly inspiring. I’m looking forward to collaborating with the Board and leadership team to help drive the next phase of growth and success for Samsara.”
About Samsara
Samsara (NYSE: IOT) is the pioneer of the Connected Operations™ Cloud, which is a system of record that enables businesses that depend on physical operations to harness Internet of Things (IoT) data to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across industries in transportation, construction, wholesale and retail trade, field services, logistics, utilities and energy, government, healthcare and education, manufacturing, food and beverage, and others. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Samsara is a registered trademark of Samsara Inc. All other brand names, product names, or trademarks belong to their respective holders.
1 ARR is defined as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. These statements relate to, but are not limited to, current expectations about our market opportunity, the expansion of our product offerings and customer base, and future operating and financial results, as well as assumptions relating to the foregoing. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including those described in our filings and reports that we may file from time to time with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Press Contact
Adam Simons
media@samsara.com